CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to Registration Statement No. 333-158254 on Form S-1 of our report dated February 27, 2009, except for Note K as to which the date is April 5, 2010, relating to the financial statements of Vinyl Products, Inc. as of and for the year ended December 31, 2008 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Traci J. Anderson CPA
Huntersville, NC
April 30, 2010